                                                                     EXHIBIT 4.2

                       FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "FIRST AMENDMENT") dated as of July 2, 1996, is to that Credit Agreement dated as of June 6, 1995 (as amended and modified hereby and as further amended and modified from time to time hereafter, the "CREDIT AGREEMENT"; terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement), by and among DAY INTERNATIONAL GROUP, INC., a Delaware corporation (the "BORROWER"), Those certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and NATIONSBANK OF TEXAS, N.A., as Agent (the "AGENT").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, the Lenders have, pursuant to the terms of the Credit Agreement, made available to the Borrower an $80,000,000 credit facility;

     WHEREAS, the Borrower wishes to amend the Credit Agreement to modify certain provisions contained therein.

     WHEREAS, the Lenders have agreed to the requested changes on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     A. The Credit Agreement is amended in the following respects:

     1. The definitions of "APPLICABLE MARGIN", "LEVEL I", "LEVEL II", and "LEVEL III" in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

                  "Applicable Margin" means
                  -------------------
                           (a) as to Revolving Loans and Term Loans, for any
                  day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Margin (i) for Revolving Loans accruing interest at the Base Rate shall be the percentage set forth under the column "Revolving Loans Base Rate Margin", (ii) for Revolving Loans accruing interest at the Eurodollar Rate shall be the percentage set forth under the column "Revolving Loans Eurodollar Margin", (iii) for that portion of the Term Loans accruing interest at the Base Rate shall be the percentage set forth under the column "Term Loans Base Rate Margin", (iv) for that portion of the Term Loans accruing interest at the Eurodollar Rate shall be the percentage set forth under the column "Term Loans Eurodollar Margin" and (v) for the Letter of Credit Fee shall be the


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                    percentage set forth under the column "Letter of Credit
                    Fee";

                                                           Term
                    Revolving            Revolving         Loan                            Letter
                       Loan                Loan            Base        Term Loan             of
                    Base Rate           Eurodollar         Rate        Eurodollar          Credit
      Level           Margin              Margin          Margin         Margin              Fee
      -------------------------------------------------------------------------------------------

  Level I              1.25%               2.50%           1.50%           2.75%             2.50%
  Level II             1.00%               2.25%           1.50%           2.75%             2.25%

  Level III            0.75%               2.00%           1.50%           2.75%             2.00%
  Level IV             0.50%               1.75%           1.50%           2.75%             1.75%

  Level V              0.25%               1.50%           1.50%           2.75%             1.50%


                    (b) as to Swingline Loans, one and one-fourth percent (1 1/4%) per annum.

                  The Applicable Margin for Revolving Loans and Term Loans shall, in each case, be determined and adjusted quarterly on the date 5 Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(d) hereof (each an "INTEREST DETERMINATION DATE"). Such Applicable Margin shall be effective from such Interest Determination Date until the next such Interest Determination Date. The Applicable Margin from the date hereof until the next Interest Determination Date shall be based on Level III.

                  "LEVEL I" means any time that the conditions in Level II, Level III, Level IV or Level V are not satisfied.

                  "LEVEL II" means any time that both (i) the Leverage Ratio is less than 4.75 to 1.0 but greater than or equal to 4.25 to 1.0 and (ii) the Interest Coverage Ratio is greater than or equal to 2.0 to 1.0.

                  "LEVEL III" means any time that both (i) the Leverage Ratio is less than 4.25 to 1.0 but greater than or equal to 3.5 to 1.0 and (ii) the Interest Coverage Ratio is greater than or equal to 2.0 to 1.0.

         2.       The  definitions  of "LEVEL IV" and "LEVEL V" are added to
Section 1.1 of the Credit  Agreement to read as follows:

                  "LEVEL IV" means any time that both (i) the Leverage Ratio is less than 3.5 to 1.0 but


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     greater than or equal to 3.0 to 1.0 and (ii) the Interest Coverage Ratio is greater than or equal to 2.5 to 1.0.

          "LEVEL V" means any time that both (i) the Leverage Ratio is less than
     3.0 to 1.0 and (ii) the Interest Coverage Ratio is greater than or equal to
     2.5 to 1.0.

     3. Section 7.12(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          NET WORTH. As of September 30, 1995 and as of each Calculation Date thereafter, the Net Worth shall be equal to or greater than the sum of (i) $36,086,000 PLUS (ii) 50% of cumulative Net Income (without deduction for any losses) earned for each fiscal quarter occurring after December 31, 1995.

     B.   The Borrower hereby represents and warrants that:

          (i) any and all representations and warranties made by the Borrower and contained in the Credit Agreement (other than those which expressly relate to a prior period) are true and correct in all material respects as of the date of this First Amendment; and

         (ii) No Default or Event of Default currently exists and is continuing under the Credit Agreement as of the date of this First Amendment.

     C. The Borrower will execute such additional documents as are reasonably requested by the Agent to reflect the terms and conditions of this First Amendment.

     D. LIENS. The Borrower and the Guarantors, as applicable, affirm the liens and security interests created and granted in the Credit Agreement and the other Credit Documents and agree that this First Amendment shall in no manner adversely affect or impair such liens and security interests.

     E. ACKNOWLEDGMENT OF GUARANTORS. The Guarantors acknowledge and consent to all of the terms and conditions of this First Amendment and agree that this First Amendment does not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Credit Documents. The Guarantors acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, credits or defenses to the Credit Documents and the performance of the Guarantors' obligations thereunder or if the Guarantors have any such claims, counterclaims, offsets, credits or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this First Amendment.

     F. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits) remain in full force and effect.

     G. The Borrower agrees to pay all reasonable costs and expenses in connection with the

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preparation, execution and delivery of this First Amendment, including without limitation the reasonable fees and expenses of the Agent's legal counsel.

     H. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart.

     I. This First Amendment and the Credit Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of New York.

     (Remainder of Page Intentionally Left Blank)

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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to Credit Agreement to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:                            DAY INTERNATIONAL GROUP, INC.
- --------
                                     By
                                          --------------------------------------
                                     Title
                                          --------------------------------------
GUARANTOR:                           DAY INTERNATIONAL, INC.
- ----------
                                     By
                                          --------------------------------------
                                     Title
                                          --------------------------------------
                                     SAN JOAQUIN PACKAGING CORPORATION

                                     By
                                          --------------------------------------
                                     Title
                                          --------------------------------------
BANKS:
- ------
                                     NATIONSBANK OF TEXAS, N.A., individually in its capacity as a Lender and in its capacity as Agent

                                     By
                                          --------------------------------------
                                     Title
                                          --------------------------------------
                                     BANK OF SCOTLAND

                                     By
                                          --------------------------------------
                                     Name
                                          --------------------------------------
                                     Title
                                          --------------------------------------

                                     MIDLAND BANK PLC

                                     By
                                          --------------------------------------
                                     Name
                                          --------------------------------------
                                     Title
                                          --------------------------------------

                                     BANK ONE, DAYTON, NA

                                     By
                                          --------------------------------------
                                     Name
                                          --------------------------------------
                                     Title
                                          --------------------------------------

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                               PNC BANK, OHIO, NATIONAL ASSOCIATION

                               By
                                    --------------------------------------------
                               Name
                                    --------------------------------------------
                               Title
                                    --------------------------------------------

                               THE PROVIDENT BANK

                               By
                                    --------------------------------------------

                               Name
                                    --------------------------------------------

                               Title
                                    --------------------------------------------

                               U.S. NATIONAL BANK OF OREGON

                               By
                                    --------------------------------------------

                               Name
                                    --------------------------------------------

                               Title
                                    --------------------------------------------


                               NATIONAL CITY BANK

                               By
                                    --------------------------------------------

                               Name
                                    --------------------------------------------

                               Title
                                    --------------------------------------------


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